AMENDMENT NO. 1 TO CONSENSUSDOCS 410

STANDARD DESIGN-BUILD AGREEMENT AND GENERAL

CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER

(Where the Basis of Payment is the Cost of the Work Plus a Fee with a

Guaranteed Maximum Price)

Pursuant to Paragraph 3.2 of the Agreement dated December 1, 2011 between the Owner, Plexus Corporation and the Design-Builder, Miron Construction Co., Inc. for New Neenah Operations (the Project), the Owner and the Design-Builder desire to establish a Guaranteed Maximum Price (GMP) for the Design and Engineering Services. Therefore, the Owner and the Design-Builder agree as follows:

ARTICLE 1

    GUARANTEED MAXIMUM BUDGET

The Design-Builder’s GMP Budget for Construction, including the Cost of the Work as defined in Article 8 and the Design-Builder’s Fee as set forth in Paragraph 7.3, is Fifty-Two Million Dollars ($ 52,000,000).

The GMP is for the performance of the Work in accordance with the documents listed below, which are part of the Agreement.

APPENDIX A - Drawings and Specifications, including Addenda, if any,

Plumbing/HVAC bid package, dated 2/24/12

Electrical bid package, dated 4/01/12

Fire Protection bid package, dated 4/01/12

Earthwork bid package, dated 5/22/12

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IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

AMENDMENT NO. 1 TO ConsensusDOCS 410 • Std Design-Build Agrmt/Gen Cond Between Owner and Design-Builder (Cost Plus Fee with GMP) Copyright © 2007, ConsensusDOCS LLC. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

and budget dated March 20, 2012. Final pricing not to exceed the GMP will be established upon completion of design & bidding which will occur approximately in August/September of 2012.

ARTICLE 2

DATE OF SUBSTANTIAL COMPLETION

The Date of Substantial Completion of the Work is October 31, 2013.

ARTICLE 3

DATE OF FINAL COMPLETION

The Date of Final Completion of the Work is: November 30, 2013(), subject to adjustments as provided for in the Contract Documents.

This Amendment is entered into as of July 3, 2012.

ATTEST:	.s/Angelo Ninivaggi

OWNER: Plexus Corp.

BY:	.s/Michael Buseman

PRINT NAME: Michael Buseman

PRINT TITLE: Exec VP Global Operations

ATTEST:	.s/Deb Paschen

DESIGN-BUILDER: Miron Construction Co., Inc.

BY:	.s/Tim Kippenhan

PRINT NAME: Tim Kippenhan

PRINT TITLE: Vice President

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IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

AMENDMENT NO. 1 TO ConsensusDOCS 410 • Std Design-Build Agrmt/Gen Cond Between Owner and Design-Builder (Cost Plus Fee with GMP) Copyright © 2007, ConsensusDOCS LLC. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

CONSENSUSDOCS 410

STANDARD DESIGN-BUILD AGREEMENT AND GENERAL

CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER

(Where the Basis of Payment is the Cost of the Work Plus a Fee with a

Guaranteed Maximum Price)

This document was developed through a collaborative effort of entities representing a wide cross-section of the construction industry. The organizations endorsing this document believe it represents a fair and reasonable consensus among the collaborating parties of allocation of risk and responsibilities in an effort to appropriately balance the critical interests and concerns of all project participants.

These endorsing organizations recognize and understand that users of this document must review and adapt this document to meet their particular needs, the specific requirements of the project, and applicable laws. Users are encouraged to consult legal, insurance and surety advisors before modifying or completing this document. Further information on this document and the perspectives of endorsing organizations is available in the ConsensusDOCS Guidebook.

TABLE OF ARTICLES

1.	AGREEMENT

2.	GENERAL PROVISIONS

3.	DESIGN-BUILDER’S RESPONSIBILITIES

4.	OWNER’S RESPONSIBILITIES

5.	SUBCONTRACTS

6.	TIME

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

7.	COMPENSATION

8.	COST OF THE WORK

9.	CHANGES IN THE WORK

10.	PAYMENT FOR CONSTRUCTION PHASE SERVICES

11.	INDEMNITY, INSURANCE, BONDS, AND WAIVER OF SUBROGATION

12. SUSPENSION AND TERMINATION OF THE AGREEMENT AND OWNER’S RIGHT TO PERFORM DESIGN-BUILDER’S RESPONSIBILITIES

13.	DISPUTE RESOLUTION

14.	MISCELLANEOUS PROVISIONS

15.	EXISTING CONTRACT DOCUMENTS

AMENDMENT NO. 1

This Agreement has important legal and insurance consequences. Consultations with an attorney and with surety consultants are encouraged with respect to its completion or modification. Notes indicate where information is to be inserted to complete this Agreement.

ARTICLE 1

AGREEMENT

This Agreement is made this 1st day of December in the year 2011, by and between the

OWNER

Plexus Corporation 1 Plexus Way PO Box 156 Neenah, WI 54957-0677

and the

DESIGN-BUILDER

Miron Construction Co., Inc. 1471 McMahon Drive Neenah, WI 54956

for services in connection with the following PROJECT:

Plexus New Neenah Operations located at 585 Schultz Road, Neenah, WI.

Notice to the Parties shall be given at the above addresses.

ARTICLE 2

GENERAL PROVISIONS

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

2.1 TEAM RELATIONSHIP The Owner and the Design-Builder agree to proceed with the Project on the basis of trust, good faith and fair dealing and shall take all actions reasonably necessary to perform this Agreement in an economical and timely manner, including consideration of design modifications and alternative materials or equipment that will permit the Work to be constructed within the Guaranteed Maximum Price (GMP) and by the Dates of Substantial Completion and Final Completion if they are established by Amendment No. 1. The Design-Builder agrees to procure or furnish, as permitted by the law of the State in which the Project is located, the design phase services and construction phase services as set forth below.

2.1.1 The Design-Builder represents that it is an independent contractor and that it is familiar with the type of work it is undertaking.

2.1.2 Neither the Design-Builder nor any of its agents or employees shall act on behalf of or in the name of the Owner unless authorized in writing by the Owner’s Representative.

2.1.3 The Owner and the Design-Builder shall perform their obligations with integrity, ensuring at a minimum that:

2.1.3.1 conflicts of interest shall be avoided or disclosed promptly to the other Party; and

2.1.3.2 The Design-Builder and the Owner warrant that they have not and shall not pay nor receive any contingent fees or gratuities to or from the other Party, including their agents, officers and employees, Subcontractors or others for whom they may be liable, to secure preferential treatment.

2.2 ARCHITECT/ENGINEER Architectural and engineering services shall be procured from licensed, independent design professionals retained by the Design-Builder or furnished by licensed employees of the Design-Builder, as permitted by the law of the State in which the Project is located. The person or entity providing architectural and engineering services shall be referred to as the Architect/Engineer. If the Architect/Engineer is an independent design professional, the architectural and engineering services shall be procured pursuant to a separate agreement between the Design-Builder and the Architect/Engineer. The Architect/Engineer for the Project is Performa, Inc.

2.3 EXTENT OF AGREEMENT This Agreement is solely for the benefit of the Parties, represents the entire and integrated agreement between the Parties, and supersedes all prior negotiations, representations or agreements, either written or oral. The Owner and the Design-Builder agree to look solely to each other with respect to the performance of the Agreement. The Agreement and each and every provision is for the exclusive benefit of the Owner and the Design-Builder and not for the benefit of any third party nor any third party beneficiary, except to the extent expressly provided in the Agreement.

2.4 DEFINITIONS

2.4.1 The Contract Documents consist of:

a. Change Orders and written amendments to this Agreement including exhibits and appendices, signed by both the Owner and the Design-Builder, including Amendment No. 1 if executed;

b. this Agreement except for the existing Contract Documents set forth in item e. below;

c. the most current documents approved by the Owner pursuant to Subparagraph 3.1.4, 3.1.6 or 3.1.7;

d. the information provided by the Owner pursuant to Clause 4.1.2.1;

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

e. the Contract Documents in existence at the time of execution of this Agreement which are set forth in Article 15; and

f. the Owner’s Program provided pursuant to Subparagraph 4.1.1.

In case of any inconsistency, conflict or ambiguity among the Contract Documents, the documents shall govern in the order in which they are listed above.

2.4.2 The term Day shall mean calendar day, unless otherwise specifically defined.

2.4.3 Design-Builder’s Fee means the compensation paid to the Design-Builder for salaries and other mandatory or customary compensation of the Design-Builder’s employees at its principal and branch offices except employees listed in Subparagraph 8.2.2, general and administrative expenses of the Design-Builder’s principal and branch offices other than the field office, and the Design-Builder’s capital expenses, including interest on the Design-Builder’s capital employed for the Work, and profit.

2.4.4 Defective Work is any portion of the Work not in conformance with the Contract Documents as more fully described in Paragraph 3.7.

2.4.5 The term Fast-track means accelerated scheduling which involves commencing construction prior to the completion of drawings and specifications and then using means such as bid packages and efficient coordination to compress the overall schedule.

2.4.6 Final Completion occurs on the date when the Design-Builder’s obligations under this Agreement are complete and accepted by the Owner and final payment becomes due and payable.

2.4.7 A Material Supplier is a party or entity retained by the Design-Builder to provide material and equipment for the Work.

2.4.8 Others means other contractors and all persons at the Worksite who are not employed by Design-Builder, its Subcontractors or Material Suppliers.

2.4.9 The term Overhead shall mean 1) payroll costs and other compensation of Contractor employees in the Contractor’s principal and branch offices; 2) general and administrative expenses of the Contractor’s principal and branch offices including deductibles paid on any insurance policy, charges against the Contractor for delinquent payments, and costs related to the correction of defective work; and 3) the Contractor’s capital expenses, including interest on capital used for the Work.

2.4.10 The Owner is the person or entity identified as such in this Agreement and includes the Owner’s Representative.

2.4.11 The Owner’s Program is an initial description of the Owner’s objectives, that may include budget and time criteria, space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements.

2.4.12 The Project, as identified in Article 1, is the building, facility or other improvements for which the Design-Builder is to perform the Work under this Agreement. It may also include improvements to be undertaken by the Owner or Others.

2.4.13 A Subcontractor is a party or entity retained by the Design-Builder as an independent contractor to provide the onsite labor, materials, equipment or services necessary to complete a specific portion of the Work. The term Subcontractor does not include the Architect/Engineer or any separate contractor employed by the Owner or any separate contractor’s subcontractors.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

2.4.14 Substantial Completion of the Work, or of a designated portion, occurs on the date when the Design-Builder’s obligations are sufficiently complete in accordance with the Contract Documents so that the Owner may occupy or utilize the Project, or a designated portion, for the use for which it is intended, without unscheduled disruption, in accordance with Paragraph 10.4. The issuance of a Certificate of Occupancy is not a prerequisite for Substantial Completion if the Certificate of Occupancy cannot be obtained due to factors beyond the Design-Builder’s control. This date shall be confirmed by a Certificate of Substantial Completion signed by the Owner and the Design-Builder. The Certificate shall state the respective responsibilities of the Owner and the Design-Builder for security, maintenance, heat, utilities, or damage to the Work, and insurance. The Certificate shall also list the items to be completed or corrected, and establish the time for their completion and correction, within the time frame, if any, established in Amendment No. 1 for the Date of Final Completion.

2.4.15 A Sub-subcontractor is a party or entity who has an agreement with a Subcontractor to perform any portion of the Subcontractor’s work.

2.4.16 Terrorism means a violent act, or an act that is dangerous to human life, property or infrastructure, that is committed by an individual or individuals and that appears to be part of an effort to coerce a civilian population or to influence the policy or affect the conduct of any government by coercion. Terrorism includes, but is not limited to, any act certified by the United States Secretary of Treasury as an act of terrorism pursuant to the Terrorism Risk Insurance Act, as amended.

2.4.17 The Work is the Design Phase services procured or furnished in accordance with Paragraph 3.1, the GMP Proposal provided in accordance with Paragraph 3.2, the Construction Phase services provided in accordance with Paragraph 3.3, Additional services that may be provided in accordance with Paragraph 3.9, and other services which are necessary to complete the Project in accordance with and reasonably inferable from the Contract Documents.

2.4.18 Worksite means the geographical area at the location mentioned in Article 1 where the Work is to be performed.

ARTICLE 3

DESIGN-BUILDER’S RESPONSIBILITIES

The Design-Builder shall be responsible for procuring or furnishing the design and for the construction of the Work consistent with the Owner’s Program, as such Program may be modified by the Owner during the course of the Work. The Design-Builder shall exercise reasonable skill and judgment in the performance of its services consistent with the team relationship described in Paragraph 2.1, but does not warrant nor guarantee schedules and estimates other than those that are part of the GMP proposal.

The Design-Builder and the Owner may establish a Fast-track approach to the design and construction services necessary to complete the Project. Such agreement establishing a Fast-track approach and the Schedule of the Work shall be included as an exhibit to this Agreement. In the absence of such agreement, the Parties shall proceed in accordance with Paragraphs 3.1 and 3.3 below.

3.1 DESIGN PHASE SERVICES

3.1.1 PRELIMINARY EVALUATION The Design-Builder shall review the Owner’s Program to ascertain the requirements of the Project and shall verify such requirements with the Owner. The Design-Builder’s review shall also provide to the Owner a preliminary evaluation of the site with regard to access, traffic, drainage, parking, building placement and other considerations affecting the

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

building, the environment and energy use, as well as information regarding applicable governmental laws, regulations and requirements. The Design-Builder shall also propose alternative architectural, civil, structural, mechanical, electrical and other systems for review by the Owner, to determine the most desirable approach on the basis of cost, technology, quality and speed of delivery. The Design-Builder will also review existing test reports but will not undertake any independent testing nor be required to furnish types of information derived from such testing in its Preliminary Evaluation. Based upon its review and verification of the Owner’s Program and other relevant information the Design-Builder shall provide a Preliminary Evaluation of the Projects feasibility for the Owner’s acceptance. The Design-Builder’s Preliminary Evaluation shall specifically identify any deviations from the Owner’s Program.

3.1.2 PRELIMINARY SCHEDULE The Design-Builder shall prepare a preliminary schedule of the Work. The Owner shall provide written approval of milestone dates established in the preliminary schedule of the Work. The schedule shall show the activities of the Owner, the Architect/Engineer and the Design-Builder necessary to meet the Owner’s completion requirements. The schedule shall be updated periodically with the level of detail for each schedule update reflecting the information then available. If an update indicates that a previously approved schedule will not be met, the Design-Builder shall recommend corrective action to the Owner in writing.

3.1.3 PRELIMINARY ESTIMATE When sufficient Project information has been identified, the Design-Builder shall prepare for the Owner’s acceptance a preliminary estimate utilizing area, volume or similar conceptual estimating techniques. The estimate shall be updated periodically with the level of detail for each estimate update reflecting the information then available. If the preliminary estimate or any update exceeds the Owner’s budget, the Design-Builder shall make recommendations to the Owner.

3.1.4 SCHEMATIC DESIGN DOCUMENTS The Design-Builder shall submit for the Owner’s written approval Schematic Design Documents, based on the agreed upon Preliminary Evaluation. Schematic Design Documents shall include drawings, outline specifications and other conceptual documents illustrating the Projects basic elements, scale, and their relationship to the Worksite. One set of these documents shall be furnished to the Owner. When the Design-Builder submits the Schematic Design Documents the Design-Builder shall identify in writing all material changes and deviations that have taken place from the Design-Builder’s Preliminary Evaluation, schedule and estimate. The Design-Builder shall update the preliminary schedule and estimate based on the Schematic Design Documents.

3.1.5 PLANNING PERMITS The Design-Builder shall obtain and the Owner shall pay for all planning permits necessary for the construction of the Project.

3.1.6 DESIGN DEVELOPMENT DOCUMENTS The Design-Builder shall submit for the Owner’s written approval Design Development Documents based on the approved Schematic Design Documents. The Design Development Documents shall further define the Project including drawings and outline specifications fixing and describing the Project size and character as to site utilization, and other appropriate elements incorporating the structural, architectural, mechanical and electrical systems. One set of these documents shall be furnished to the Owner. When the Design-Builder submits the Design Development Documents, the Design-Builder shall identify in writing all material changes and deviations that have taken place from the Schematic Design Documents. The Design-Builder shall update the schedule and estimate based on the Design Development Documents.

3.1.7 CONSTRUCTION DOCUMENTS The Design-Builder shall submit for the Owner’s written

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

approval Construction Documents based on the approved Design Development Documents. The Construction Documents shall set forth in detail the requirements for construction of the Work, and shall consist of drawings and specifications based upon codes, laws and regulations enacted at the time of their preparation. When the Design-Builder submits the Construction Documents, the Design-Builder shall identify in writing all material changes and deviations that have taken place from the Design Development Documents. Construction shall be in accordance with these approved Construction Documents. One set of these documents shall be furnished to the Owner prior to commencement of construction. If a GMP has not been established, the Design-Builder shall prepare a further update of the schedule and estimate based on the Construction Documents.

3.1.8 OWNERSHIP OF DOCUMENTS

3.1.8.1 OWNERSHIP OF TANGIBLE DOCUMENTS The Owner shall receive ownership of the property rights, except for copyrights, of all documents, drawings, specifications, electronic data and information (hereinafter “Documents”) prepared, provided or procured by the Design-Builder, its Architect/Engineer, Subcontractors or consultants and distributed to the Owner for this Project, upon the making of final payment to the Design-Builder or, in the event of termination under Article 12, upon payment for all sums due to Design-Builder pursuant to Article 12.

3.1.8.2 COPYRIGHT The Parties agree that Owner X shall/             shall not (indicate one) obtain ownership of the copyright of all Documents. The Owner’s acquisition of the copyright for all Documents shall be subject to the making of payments as required by Paragraph 3.1.8.1 and the payment of the fee reflecting the agreed value of the copyright set forth below:

If the Parties have not made a selection to transfer copyright interests in the Documents, the copyright shall remain with the Design-Builder.

3.1.8.3 USE OF DOCUMENTS IN EVENT OF TERMINATION In the event of a termination of this Agreement pursuant to Article 12, the Owner shall have the right to use, to reproduce, and to make derivative works of the Documents to complete the Project, regardless of whether there has been a transfer of copyright under Subparagraph 3.1.8.2, provided payment has been made pursuant to Paragraph 3.1.8.1.

3.1.8.4 OWNER’S USE OF DOCUMENTS AFTER COMPLETION OF PROJECT After completion of the Project, the Owner may reuse, reproduce or make derivative works from the Documents solely for the purposes of maintaining, renovating, remodeling or expanding the Project at the Worksite. The Owner’s use of the Documents without the Design-Builder’s involvement or on other projects is at the Owner’s sole risk, except for the Design-Builder’s indemnification obligations pursuant to Paragraph 11.6, and the Owner shall indemnify and hold harmless the Design-Builder, its Architect/Engineer, Subcontractors and consultants, and the agents, officers, directors and employees of each of them, from and against any and all claims, damages, losses, costs and expenses, including reasonable attorneys’ fees and costs, arising out of or resulting from such any prohibited use.

3.1.8.5 DESIGN-BUILDER’S USE OF DOCUMENTS Where the Design-Builder has transferred its copyright interest in the Documents under Subparagraph 3.1.8.1, the Design-Builder may reuse Documents prepared by it pursuant to this Agreement in its practice, but only in their separate constituent parts and not as a whole.

3.1.8.6 The Design-Builder shall obtain from its Architect/Engineer, Subcontractors and

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

consultants rights and rights of use that correspond to the rights given by the Design-Builder to the Owner in this Agreement, and the Design-Builder shall provide evidence that such rights have been secured.

3.2 GUARANTEED MAXIMUM PRICE (GMP)

3.2.1 GMP PROPOSAL At such time as the Owner and the Design-Builder jointly agree, the Design-Builder shall submit a GMP Proposal in a format acceptable to the Owner. Unless the Parties mutually agree otherwise, the GMP shall be the sum of the estimated Cost of the Work as defined in Article 8 and the Design-Builder’s Fee as defined in Article 7. The GMP is subject to modification as provided in Article 9. The Design-Builder does not guarantee any specific line item provided as part of the GMP, but agrees that it will be responsible for paying all costs of completing the Work which exceed the GMP, as adjusted in accordance with this Agreement.

3.2.1.1 If the Design-Build Documents are not complete at the time the GMP Proposal is submitted to the Owner, the Design-Builder shall provide in the GMP for further development of the Design-Build Documents consistent with the Owner’s Program. Such further development does not include changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which if required, shall be incorporated by Change Order.

3.2.2 BASIS OF GUARANTEED MAXIMUM PRICE The Design-Builder shall include with the GMP Proposal a written statement of its basis, which shall include:

3.2.2.1 a list of the drawings and specifications, including all addenda, which were used in preparation of the GMP Proposal;

3.2.2.2 a list of allowances and a statement of their basis;

3.2.2.3 a list of the assumptions and clarifications made by the Design-Builder in the preparation of the GMP Proposal to supplement the information contained in the drawings and specifications;

3.2.2.4 the Date of Substantial Completion or the Date of Final Completion upon which the proposed GMP is based, and the Schedule of Work upon which the Date of Substantial Completion or the Date of Final Completion is based;

3.2.2.5 a schedule of applicable alternate prices;

3.2.2.6 a schedule of applicable unit prices;

3.2.2.7 a statement of Additional services included, if any;

3.2.2.8 the time limit for acceptance of the GMP proposal;

3.2.2.9 the Design-Builder’s Contingency as provided in Subparagraph 3.2.7;

3.2.2.10 a statement of any work which will be self-performed by the Design-Builder either on a lump sum basis or a cost plus basis as agreed upon by the Owner;

3.2.2.11 Unless otherwise agreed, a minimum of three bids shall be obtained for subcontracted trade work. Trade contract bidders selected by Design-Builder are subject to Owner’s aproval, which will not be unreasonably withheld. Owner may suggest the inclusion of trade contract bidders of its selection, subject to the approval of Design-Builder, which will not be unreasonably withheld; and

3.2.2.12 a statement identifying all patented or copyrighted materials, methods or systems selected by the Design-Builder and incorporated in the Work that are likely to require the payment of royalties or license fees.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

3.2.3 REVIEW AND ADJUSTMENT TO GMP PROPOSAL The Design-Builder shall meet with the Owner to review the GMP Proposal. In the event that the Owner has any comments relative to the GMP Proposal, or finds any inconsistencies or inaccuracies in the information presented, it shall give prompt written notice of such comments or findings to the Design-Builder, who shall make appropriate adjustments to the GMP, its basis or both.

3.2.4 ACCEPTANCE OF GMP PROPOSAL Upon acceptance by the Owner of the GMP Proposal, as may be amended by the Design-Builder in accordance with Subparagraph 3.2.3, the GMP and its basis shall be set forth in Amendment No. 1. The GMP and the Date of Substantial Completion or the Date of Final Completion shall be subject to modification in Article 9.

3.2.5 FAILURE TO ACCEPT THE GMP PROPOSAL Unless the Owner accepts the GMP Proposal in writing on or before the date specified in the GMP Proposal for such acceptance and so notifies the Design-Builder, the GMP Proposal shall not be effective. If the Owner fails to accept the GMP Proposal, or rejects the GMP Proposal, the Owner shall have the right to:

3.2.5.1 Suggest modifications to the GMP Proposal. If such modifications are accepted in writing by Design-Builder, the GMP Proposal shall be deemed accepted in accordance with Subparagraph 3.2.4;

3.2.5.2 Direct the Design-Builder to proceed on the basis of reimbursement as provided in Articles 7 and 8 without a GMP, in which case all references in this Agreement to the GMP shall not be applicable; or

3.2.5.3 Terminate the Agreement for convenience in accordance with Paragraph 12.3.

In the absence of a GMP the Parties may establish a Date of Substantial Completion or a Date of Final Completion.

3.2.6 PRE-GMP WORK Prior to the Owner’s acceptance of the GMP Proposal, the Design-Builder shall not incur any cost to be reimbursed as part of the Cost of the Work, except as provided in this Agreement or as the Owner may specifically authorize in writing.

3.2.7 DESIGN-BUILDER’S CONTINGENCY The Owner/Design-Builder’s contingency shall be included in the Guaranteed Maximum Price (GMP) budget; however, it shall be tracked below the cost of design and construction. The contingency shall be a mutually (Owner/Design-Builder) agreed percentage (%) of the cost of construction, and may be mutually adjusted during budgeting phase and/or after bids have been received. The contingency carried forward shall not include mark up on top of the percentage determined for the value of the contingency. If/when contingency is used to cover foreseen and/or unforseen costs associated with the completion of the Design-Builder’s work, the corresponding fee mark up shall be added to the cost of the work to be completed, and tracked against the total contingency value.

3.2.7.1 The GMP Proposal will contain, as part of the estimated Cost of the Work, the Design-Builder’s Contingency, a sum mutually agreed upon and monitored by the Design-Builder and the Owner to cover costs which are properly reimbursable as a Cost of the Work but are not the basis for a Change Order. The Design-Builder’s Contingency shall not be used for changes in scope or for any item that would be the basis for an increase in the GMP. The Design-Builder shall provide the Owner with an accounting of charges against the Design-Builder’s Contingency.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

3.2.8 COST REPORTING The Design-Builder shall keep such full and detailed accounts as are necessary for proper financial management under this Agreement. The Design-Builder shall maintain a complete set of all books and records prepared or used by the Design-Builder with respect to the Project. The Design-Builder’s records supporting its performance and billings under this Agreement shall be current, complete and accurate and maintained according to Generally Accepted Accounting Principles. The Owner shall be afforded reasonable access during normal business hours to all the Design-Builder’s records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda and similar data relating to this Agreement. The Design-Builder shall preserve all such records for a period of three years after the final payment or longer where required by law.

3.2.8.1 The Design-Builder agrees to use reasonable skill and judgment in the preparation of cost estimates and Schedule of the Work, but does not warrant or guarantee them.

3.3 CONSTRUCTION PHASE SERVICES

3.3.1 The Construction Phase will commence upon the issuance by the Owner of a written notice to proceed with construction. If construction commences prior to execution of Amendment No. 1, the Design-Builder shall prepare for the Owner’s written approval a list of the documents that are applicable to the part of the Work which the Owner has authorized, which list shall be included in the Owner’s written notice to proceed.

3.3.2 In order to complete the Work, the Design-Builder shall provide all necessary construction supervision, inspection, construction equipment, labor, materials, tools, and subcontracted items.

3.3.3 The Design-Builder shall give all notices and comply with all laws and ordinances legally enacted at the date of execution of the Agreement which govern the proper performance of the Work.

3.3.4 The Design-Builder shall obtain and the Owner shall pay for the building permits necessary for the construction of the Project.

3.3.5 The Design-Builder shall provide periodic written reports to the Owner on the progress of the Work in such detail as is required by the Owner and as agreed to by the Owner and the Design-Builder.

3.3.6 The Design-Builder shall develop a system of cost reporting for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes in the Work. The reports shall be presented to the Owner at mutually agreeable intervals.

3.3.7 The Design-Builder shall regularly remove debris and waste materials at the Worksite resulting from the Work. Prior to discontinuing Work in an area, the Design-Builder shall clean the area and remove all rubbish and its construction equipment, tools, machinery, waste and surplus materials. The Design-Builder shall minimize and confine dust and debris resulting from construction activities. At the completion of the Work, the Design-Builder shall remove from the Worksite all construction equipment, tools, surplus materials, waste materials and debris.

3.3.8 The Design-Builder shall prepare and submit to the Owner:

final marked-up as-built drawings
in general documenting how the various elements of the Work including changes were actually constructed or installed, or as defined by the Parties by attachment to this Agreement.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

3.4 SCHEDULE OF THE WORK The Design-Builder shall prepare and submit a Schedule of Work for the Owner’s acceptance and written approval as to milestone dates. This schedule shall indicate the dates for the start and completion of the various stages of the Work, including the dates when information and approvals are required from the Owner. The Schedule shall be revised as required by the conditions of the Work.

3.5 SAFETY OF PERSONS AND PROPERTY

3.5.1 SAFETY PRECAUTIONS AND PROGRAMS The Design-Builder shall have overall responsibility for safety precautions and programs in the performance of the Work. While the provisions of this Paragraph establish the responsibility for safety between the Owner and the Design-Builder, they do not relieve Subcontractors of their responsibility for the safety of persons or property in the performance of their work, nor for compliance with the provisions of applicable laws and regulations.

3.5.2 The Design-Builder shall seek to avoid injury, loss or damage to persons or property by taking reasonable steps to protect:

3.5.2.1 its employees and other persons at the Worksite;

3.5.2.2 materials, supplies and equipment stored at the Worksite for use in performance of the Work; and

3.5.2.3 the Project and all property located at the Worksite and adjacent to work areas, whether or not said property or structures are part of the Project or involved in the Work.

3.5.3 DESIGN-BUILDER’S SAFETY REPRESENTATIVE The Design-Builder shall designate an individual at the Worksite in the employ of the Design-Builder who shall act as the Design-Builder’s designated safety representative with a duty to prevent accidents. Unless otherwise identified by the Design-Builder in writing to the Owner, the designated safety representative shall be the Design-Builder’s project superintendent. The Design-Builder will report immediately in writing all accidents and injuries occurring at the Worksite to the Owner. When the Design-Builder is required to file an accident report with a public authority, the Design-Builder shall furnish a copy of the report to the Owner.

3.5.4 The Design-Builder shall provide the Owner with copies of all notices required of the Design-Builder by law or regulation. The Design-Builder’s safety program shall comply with the requirements of governmental and quasi-governmental authorities having jurisdiction over the Work.

3.5.5 Damage or loss not insured under property insurance which may arise from the performance of the Work, to the extent of the negligence attributed to such acts or omissions of the Design-Builder, or anyone for whose acts the Design-Builder may be liable, shall be promptly remedied by the Design-Builder. Damage or loss attributable to the acts or omissions of the Owner or Others and not to the Design-Builder shall be promptly remedied by the Owner.

3.5.6 If the Owner deems any part of the Work or Worksite unsafe, the Owner, without assuming responsibility for the Design-Builder’s safety program, may require the Design-Builder to stop performance of the Work or take corrective measures satisfactory to the Owner, or both. If the Design-Builder does not adopt corrective measures, the Owner may perform them and reduce by the costs of the corrective measures the amount of the GMP, or in the absence of a GMP, the Cost of the Work as provided in Article 8. The Design-Builder agrees to make no claim for damages, for an increase in the GMP, compensation for Design Phase services, the Design-Builder’s Fee or the Date of Substantial Completion or the Date of Final Completion based on the Design-Builder’s compliance with the Owner’s reasonable request.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

3.6 HAZARDOUS MATERIALS

3.6.1 A Hazardous Material is any substance or material identified now or in the future as hazardous under any federal, state or local law or regulation, or any other substance or material which may be considered hazardous or otherwise subject to statutory or regulatory requirements governing handling, disposal or clean-up. The Design-Builder shall not be obligated to commence or continue work until all Hazardous Material discovered at the Worksite has been removed, rendered or determined to be harmless by the Owner as certified by an independent testing laboratory approved by the appropriate government agency.

3.6.2 If after the commencement of the Work, Hazardous Material is discovered at the Project, the Design-Builder shall be entitled to immediately stop Work in the affected area. The Design-Builder shall report the condition to the Owner and, if required, the government agency with jurisdiction.

3.6.3 The Design-Builder shall not be required to perform any Work relating to or in the area of Hazardous Material without written mutual agreement.

3.6.4 The Owner shall be responsible for retaining an independent testing laboratory to determine the nature of the material encountered and whether it is a Hazardous Material requiring corrective measures or remedial action. Such measures shall be the sole responsibility of the Owner, and shall be performed in a manner minimizing any adverse effects upon the Work of the Design-Builder. The Design-Builder shall resume Work in the area affected by any Hazardous Material only upon written agreement between the Parties after the Hazardous Material has been removed or rendered harmless and only after approval, if necessary, of the governmental agency or agencies with jurisdiction.

3.6.5 If the Design-Builder incurs additional costs or is delayed due to the presence or remediation of Hazardous Material, the Design-Builder shall be entitled to an equitable adjustment in the GMP, compensation for Design Phase services, the Design-Builder’s Fee or the Date of Substantial Completion or the Date of Final Completion.

3.6.6 To the extent not caused by the negligent acts or omissions of the Design-Builder, its Subcontractors, Material Suppliers and Sub-subcontractors, and the agents, officers, directors and employees of each of them, the Owner shall defend, indemnify and hold harmless the Design-Builder, its Subcontractors and Sub-subcontractors, and the agents, officers, directors and employees of each of them, from and against all claims, damages, losses, costs and expenses, including but not limited to reasonable attorneys’ fees, costs and expenses incurred in connection with any dispute resolution process, to the extent permitted pursuant to Paragraph 6.5, arising out of or relating to the performance of the Work in any area affected by Hazardous Material.

3.6.7 Material Safety Data (MSD) sheets as required by law and pertaining to materials or substances used or consumed in the performance of the Work, whether obtained by the Design-Builder, Subcontractors, the Owner or Others, shall be maintained at the Project by the Design-Builder and made available to the Owner and Subcontractors.

3.6.8 During the Design-Builder’s performance of the Work, the Design-Builder shall be responsible for the proper handling of all materials brought to the Worksite by the Design-Builder. Upon the issuance of the Certificate of Substantial Completion, the Owner shall be responsible under this Paragraph for materials and substances brought to the site by the Design-Builder if such materials or substances are required by the Contract Documents.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

3.6.9 The terms of this Paragraph 3.6 shall survive the completion of the Work under this Agreement or any termination of this Agreement.

3.7 WARRANTIES AND COMPLETION

3.7.1 The Design-Builder warrants that all materials and equipment furnished under the Construction Phase of this Agreement will be new unless otherwise specified, of good quality, in conformance with the Contract Documents, and free from defective workmanship and materials. Warranties shall commence on the Date of Substantial Completion of the Work or of a designated portion. The Design-Builder agrees to correct all construction performed under this Agreement which is defective in workmanship or materials within a period of two years from the Date of Substantial Completion or for such longer periods of time as may be set forth with respect to specific warranties required by the Contract Documents.

3.7.2 To the extent products, equipment, systems or materials incorporated in the Work are specified and purchased by the Owner, they shall be covered exclusively by the warranty of the manufacturer. There are no warranties which extend beyond the description on the face of any such warranty. To the extent products, equipment, systems or materials incorporated in the Work are specified by the Owner but purchased by the Design-Builder and are inconsistent with selection criteria that otherwise would have been followed by the Design-Builder, the Design-Builder shall assist the Owner in pursuing warranty claims. ALL OTHER WARRANTIES EXPRESSED OR IMPLIED INCLUDING THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED.

3.7.3 The Design-Builder shall secure required certificates of inspection, testing or approval and deliver them to the Owner.

3.7.4 The Design-Builder shall collect all written warranties and equipment manuals and deliver them to the Owner in a format directed by the Owner.

3.7.5 With the assistance of the Owner’s maintenance personnel, the Design-Builder shall direct the checkout of utilities and start-up operations, and adjusting and balancing of systems and equipment for readiness.

3.8 CONFIDENTIALITY The Design-Builder shall treat as confidential and not disclose to third persons, except Subcontractors, Sub-subcontractors and the Architect/Engineer as is necessary for the performance of the Work, or use for its own benefit any of the Owner’s developments, confidential information, know-how, discoveries, production methods and the like that may be disclosed to the Design-Builder or which the Design-Builder may acquire in connection with the Work. The Owner shall treat as confidential information all of the Design-Builder’s estimating systems and historical and parameter cost data that may be disclosed to the Owner in connection with the performance of this Agreement. The Owner and the Design-Builder shall each specify those items to be treated as confidential and shall mark them as “Confidential.”

3.9 ADDITIONAL SERVICES The Design-Builder shall provide or procure the following Additional services upon the request of the Owner. A written agreement between the Owner and the Design-Builder shall define the extent of such Additional services before they are performed by the Design-Builder. If a GMP has been established for the Work or any portion of the Work, such Additional services shall be considered a Change in the Work, unless they are specifically included in the statement of the basis of the GMP as set forth in Amendment No. 1.

3.9.1 Development of the Owner’s Program, establishing the Project budget, investigating sources of financing, general business planning and other information and documentation as may be required to establish the feasibility of the Project.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

3.9.2 Consultations, negotiations, and documentation supporting the procurement of Project financing.

3.9.3 Surveys, site evaluations, legal descriptions and aerial photographs.

3.9.4 Appraisals of existing equipment, existing properties, new equipment and developed properties.

3.9.5 Soils, subsurface and environmental studies, reports and investigations required for submission to governmental authorities or others having jurisdiction over the Project.

3.9.6 Consultations and representations before governmental authorities or others having jurisdiction over the Project other than normal assistance in securing building permits.

3.9.7 Investigation or making measured drawings of existing conditions or the reasonably required verification of Owner-provided drawings and information.

3.9.8 Artistic renderings, models and mockups of the Project or any part of the Project or the Work.

3.9.9 Inventories of existing furniture, fixtures, furnishings and equipment which might be under consideration for incorporation into the Work.

3.9.10 Interior design and related services, including procurement and placement of furniture, furnishings, artwork and decorations.

3.9.11 Making revisions to the Schematic Design, Design Development, Construction Documents or documents forming the basis of the GMP after they have been approved by the Owner, and which are due to causes beyond the control of the Design-Builder. Causes beyond the control of the Design-Builder do not include acts or omissions on the part of Subcontractors, Material Suppliers, Sub-subcontractors or the Architect/Engineer.

3.9.12 Design, coordination, management, expediting and other services supporting the procurement of materials to be obtained, or work to be performed, by the Owner, including but not limited to telephone systems, computer wiring networks, sound systems, alarms, security systems and other specialty systems which are not a part of the Work.

3.9.13 Estimates, proposals, appraisals, consultations, negotiations and services in connection with the repair or replacement of an insured loss, provided such repair or replacement did not result from the negligence of the Design-Builder.

3.9.14 The premium portion of overtime work ordered by the Owner, including productivity impact costs, other than that required by the Design-Builder to maintain the Schedule of Work.

3.9.15 Out-of-town travel by the Architect/Engineer in connection with the Work, except between the Architect/Engineer’s office, the Design-Builder’s office, the Owner’s office and the Worksite.

3.9.16 Obtaining service contractors and training maintenance personnel, assisting and consulting in the use of systems and equipment after the initial start-up.

3.9.17 Services for tenant or rental spaces not a part of this Agreement.

3.9.18 Services requested by the Owner or required by the Work which are not specified in the Contract Documents and which are not normally part of generally accepted design and construction practice.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

3.9.19 Serving or preparing to serve as an expert witness in connection with any proceeding, legal or otherwise, regarding the Project.

3.9.20 Document reproduction exceeding the limits provided for in this Agreement. 3.9.21 Providing services relating to Hazardous Material discovered at the Worksite. 3.9.22 Other services as agreed to by the Parties and identified in an attached exhibit.

3.10 DESIGN-BUILDER’S REPRESENTATIVE The Design-Builder shall designate a person who shall be the Design-Builder’s authorized representative. The Design-Builder’s Representative is Tim Andrew.

ARTICLE 4

OWNER’S RESPONSIBILITIES

4.1 INFORMATION AND SERVICES PROVIDED BY OWNER

4.1.1 The Owner shall provide full information in a timely manner regarding requirements for the Project, including the Owner’s Program and other relevant information.

4.1.2 The Owner shall provide:

4.1.2.1 all available information describing the physical characteristics of the site, including surveys, site evaluations, legal descriptions, existing conditions, subsurface and environmental studies, reports and investigations;

4.1.2.2 inspection and testing services during construction as required by law or as mutually agreed; and

4.1.2.3 unless otherwise provided in the Contract Documents, necessary approvals, site plan review, rezoning, easements and assessments, fees and charges required for the construction, use, occupancy or renovation of permanent structures, including legal and other required services.

4.1.3 Prior to commencement of the Work and thereafter at the written request of the Design-Builder, the Owner shall provide the Design-Builder with evidence of Project financing. Evidence of such financing shall be a condition precedent to the Design-Builder’s commencing or continuing the Work. The Design-Builder shall be notified prior to any material change in Project financing.

4.1.4 The Design-Builder shall be entitled to rely on the completeness and accuracy of the information and services required by this Paragraph 4.1.

4.2 RESPONSIBILITIES DURING DESIGN PHASE

4.2.1 The Owner shall provide the Owner’s Program at the inception of the Design Phase and shall review and timely approve in writing schedules, estimates, Preliminary Estimate, Schematic Design Documents, Design Development Documents and Construction Documents furnished during the Design Phase as set forth in Paragraph 3.1, and the GMP Proposal as set forth in Paragraph 3.2.

4.3 RESPONSIBILITIES DURING CONSTRUCTION PHASE

4.3.1 The Owner shall review the Schedule of the Work as set forth in Paragraph 3.4 and timely approve the milestone dates set forth.

4.3.2 If the Owner becomes aware of any error, omission or failure to meet the requirements of the

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

Contract Documents or any fault or defect in the Work, the Owner shall give prompt written notice to the Design-Builder. The failure of the Owner to give such notice shall not relieve the Design-Builder of its obligations to fulfill the requirements of the Contract Documents.

4.3.3 The Owner shall communicate with the Design-Builder’s Subcontractors, Material Suppliers and the Architect/Engineer only through or in the presence of the Design-Builder. The Owner shall have no contractual obligations to Subcontractors, suppliers, or the Architect/Engineer.

4.3.4 The Owner shall provide insurance for the Project as provided in Article 11.

4.4 OWNER’S REPRESENTATIVE The Owner’s Representative is Todd Hietpas. The Representative:

4.4.1 shall be fully acquainted with the Project;

4.4.2 agrees to furnish the information and services required of the Owner pursuant to Paragraph 4.1 so as not to delay the Design-Builder’s Work; and

4.4.3 shall have authority to bind the Owner in all matters requiring the Owner’s approval, authorization or written notice. If the Owner changes its representative or the representative’s authority as listed above, the Owner shall notify the Design-Builder in writing in advance.

4.5 TAX EXEMPTION If in accordance with the Owner’s direction the Design-Builder claims an exemption for taxes, the Owner shall indemnify and hold the Design-Builder harmless for all liability, penalty, interest, fine, tax assessment, attorneys’ fees or other expense or cost incurred by the Design-Builder as a result of any action taken by the Design-Builder in accordance with the Owner’s direction.

4.6 ELECTRONIC DOCUMENTS If the Owner requires that the Owner and Design-Builder exchange documents and data in electronic or digital form, prior to any such exchange, the Owner and Design-Builder shall agree on a written protocol governing all exchanges in ConsensusDOCS 200.2 or a separate agreement, which, at a minimum, shall specify: (1) the definition of documents and data to be accepted in electronic or digital form or to be transmitted electronically or digitally; (2) management and coordination responsibilities; (3) necessary equipment, software and services; (4) acceptable formats, transmission methods and verification procedures; (5) methods for maintaining version control; (6) privacy and security requirements; and (7) storage and retrieval requirements. The Parties shall each bear their own costs for the requirements identified in the protocol. In the absence of a written protocol, use of documents and data in electronic or digital form shall be at the sole risk of the recipient.

ARTICLE 5

SUBCONTRACTS

Work not performed by the Design-Builder with its own forces shall be performed by Subcontractors or the Architect/Engineer.

5.1 RETAINING SUBCONTRACTORS The Design-Builder shall not retain any subcontractor to whom the Owner has a reasonable and timely objection, provided that the Owner agrees to compensate the Design-Builder for any additional costs incurred by the Design-Builder as a result of such objection. The Owner may propose subcontractors to be considered by the Design-Builder. The Design-Builder shall not be required to retain any subcontractor to whom the Design-Builder has a reasonable objection.

5.2 MANAGEMENT OF SUBCONTRACTORS The Design-Builder shall be responsible for the management of the Subcontractors in the performance of their work.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

5.3 CONTINGENT ASSIGNMENT OF SUBCONTRACT

5.3.1 If this Agreement is terminated, each subcontract agreement shall be assigned by the Design-Builder to the Owner, subject to the prior rights of any surety, provided that:

5.3.1.1 this Agreement is terminated by the Owner pursuant to Paragraphs 12.2 or 12.3; and

5.3.1.2 the Owner accepts such assignment, after termination by notifying the Subcontractor and Design-Builder in writing, and assumes all rights and obligations of the Design-Builder pursuant to each subcontract agreement.

5.3.2 If the Owner accepts such an assignment, and the Work has been suspended for more than thirty (30) consecutive Days, following termination, if appropriate, the Subcontractor’s compensation shall be equitably adjusted as a result of the suspension.

5.4 BINDING OF SUBCONTRACTORS AND MATERIAL SUPPLIERS The Design-Builder agrees to bind every Subcontractor and Material Supplier (and require every Subcontractor to so bind its Sub-subcontractors and Material Suppliers) to all the provisions of this Agreement and the Contract Documents as they apply to the Subcontractors and Material Suppliers portions of the Work.

ARTICLE 6

TIME

6.1 DATE OF COMMENCEMENT The Date of Commencement is the effective date of this Agreement as first written in Article 1 unless otherwise set forth below: (Insert here any special provisions concerning Notices to Proceed and the Date of Commencement.)

The Work shall proceed in general accordance with the Schedule of Work as such schedule may be amended from time to time, subject, however, to other provisions of this Agreement.

6.2 SUBSTANTIAL/FINAL COMPLETION Unless the Parties agree otherwise, the Date of Substantial Completion or the Date of Final Completion shall be established in Amendment No. 1 to this Agreement subject to adjustments as provided for in the Contract Documents. The Owner and the Design-Builder may agree not to establish such dates, or in the alternative, to establish one but not the other of the two dates. If such dates are not established upon the execution of this Agreement, at such time as a GMP is accepted a Date of Substantial Completion or Date of Final Completion of the Work shall be established in Amendment No. 1. If a GMP is not established and the Parties desire to establish a Date of Substantial Completion or Date of Final Completion, it shall be set forth in Amendment No. 1.

6.2.1 Time limits stated in the Contract Documents are of the essence.

6.2.2 Unless instructed by the Owner in writing, the Design-Builder shall not knowingly commence the Work before the effective date of insurance that is required to be provided by the Design-Builder or the Owner.

6.3 DELAYS IN THE WORK

6.3.1 If the Design-Builder is delayed at any time in the commencement or progress of the Work by any cause beyond the control of the Design-Builder, the Design-Builder shall be entitled to an equitable extension of the Date of Substantial Completion or the Date of Final Completion. Examples of causes beyond the control of the Design-Builder include, but are not limited to, the following: acts or omissions of the Owner or Others; changes in the Work or the sequencing of the Work ordered

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

by the Owner, or arising from decisions of the Owner that impact the time of performance of the Work; transportation delays not reasonably foreseeable; labor disputes not involving the Design-Builder; general labor disputes impacting the Project but not specifically related to the Worksite; fire, terrorism, epidemics, adverse governmental actions, unavoidable accidents or circumstances, adverse weather conditions not reasonably anticipated, encountering Hazardous Materials, concealed or unknown conditions; or delay authorized by the Owner pending dispute resolution and suspension by the Owner under Paragraph 12.1. The Design-Builder shall process any requests for equitable extensions of the Date of Substantial Completion or the Date of Final Completion in accordance with the provisions of Article 9.

6.3.2 In addition, if the Design-Builder incurs additional costs as a result of a delay that is caused by acts or omissions of the Owner or Others, changes in the Work or the sequencing of the Work ordered by the Owner, or arising from decisions of the Owner that impact the time of performance of the Work, encountering Hazardous Materials, or concealed or unknown conditions, delay authorized by the Owner pending dispute resolution and suspension by the Owner under Paragraph 12.1, the Design-Builder shall be entitled to an equitable adjustment in the GMP subject to Paragraph 6.5.

6.3.3 In the event delays to the Project are encountered for any reason, the Parties agree to undertake reasonable steps to mitigate the effect of such delays.

ARTICLE 7

COMPENSATION

7.1 DESIGN PHASE COMPENSATION

7.1.1 To the extent required by applicable law, the cost of services performed directly by the Architect/Engineer is computed separately and is independent from the Design-Builder’s compensation for work or services performed directly by the Design-Builder; these costs shall be shown as separate items on applications for payment. If an Architect/Engineer is retained by the Design-Builder, the payments to the Architect/Engineer shall be as detailed in a separate agreement between the Design-Builder and the Architect/Engineer.

7.1.2 The Owner shall compensate the Design-Builder for services performed during the Design Phase compensation as described in Paragraph 3.1, including preparation of a GMP Proposal, if applicable, as described in Paragraph 3.2, as follows:

Design and Construction Administration services shall be performed at a stipulated sum of One Million Six Hundred Thousand and 00/100 ($1,600,000.00).

7.1.3 Compensation for Design Phase services, as part of the Work, shall include the Design-Builder’s Fee as established in Paragraph 7.3, paid in proportion to the services performed, subject to adjustment as provided in Paragraph 7.4.

7.1.4 Compensation for Design Phase services shall be equitably adjusted if such services extend beyond six months from the date of this Agreement for reasons beyond the reasonable control of the Design-Builder or as provided in Paragraph 9.1. For changes in Design Phase services, compensation shall be adjusted as follows:

7.1.5 Within fifteen (15) Days after receipt of each monthly application for payment, the Owner shall give written notice to the Design-Builder of the Owner’s acceptance or rejection, in whole or in part, of such application for payment. Within fifteen (15) Days after accepting such application, the Owner

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

shall pay directly to the Design-Builder the appropriate amount for which application for payment is made, less amounts previously paid by the Owner. If such application is rejected in whole or in part, the Owner shall indicate the reasons for its rejection. If the Owner and the Design-Builder cannot agree on a revised amount then, within fifteen (15) Days after its initial rejection in part of such application, the Owner shall pay directly to the Design-Builder the appropriate amount for those items not rejected by the Owner for which application for payment is made, less amounts previously paid by the Owner. Those items rejected by the Owner shall be due and payable when the reasons for the rejection have been removed.

7.1.6 If the Owner fails to pay the Design-Builder at the time payment of any amount becomes due, then the Design-Builder may, at any time thereafter, upon serving written notice that the Work will be stopped within seven (7) Days after receipt of the notice by the Owner, and after such seven (7) Day period, stop the Work until payment of the amount owing has been received.

7.1.7 Payments due pursuant to Subparagraph 7.1.5, may bear interest from the date payment is due at the prime rate prevailing at the location of Project.

7.2 CONSTRUCTION PHASE COMPENSATION

7.2.1 The Owner shall compensate the Design-Builder for Work performed following the commencement of the Construction Phase on the following basis:

7.2.1.1 the Cost of the Work as allowed in Article 8; and

7.2.1.2 the Design-Builder’s Fee paid in proportion to the services performed subject to adjustment as provided in Paragraph 7.4.

7.2.2 The compensation to be paid under this Paragraph 7.2 shall be limited to the GMP established in Amendment No. 1, as the GMP may be adjusted under Article 9.

7.2.3 Payment for Construction Phase services shall be as set forth in Article 10. If Design Phase services continue to be provided after construction has commenced, the Design-Builder shall continue to be compensated as provided in Paragraph 7.1, or as mutually agreed.

7.3 DESIGN-BUILDER’S FEE The Design-Builder’s Fee shall be as follows, subject to adjustment as provided in Paragraph 7.4:

Design-Builder’s fee shall be fixed at an amount equal to 6% of the total cost of construction plus design and engineering fees, as described in Article 8, upon receipt, review and acceptance of subcontractor bids.

On specific scopes of work that Design-Builder is allowed to self perform construction services (Concrete, Pre-cast Erection, Masonry, Steel Erection, Carpentry - rough and finish), Design-Builder will reduce the fee by .75% fpr every 5% of the total project cost that these services account for.

7.3.1 Shared Savings is total delta savings between actual bids received and Design-Builder Guaranteed Maximum Price as well as any remaining balance of Owner/Design-Builder’s contingency. Total savings would be divided between Owner (70%) and Design-Builder (30%). Owner’s percentage will be converted to an Owner’s contingency that is solely to be used at the Owner’s direction for additional scope of work items.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

7.4 ADJUSTMENT IN THE DESIGN-BUILDER’S FEE Adjustment in the Design-Builder’s Fee shall be made as follows:

7.4.1 for changes in the Work as provided in Article 9, the Design-Builder’s Fee shall be adjusted as follows:

7.4.2 for delays in the Work not caused by the Design-Builder, except as provided in Subparagraph 6.3.2, there will be an equitable adjustment in the Design-Builder’s Fee to compensate the Design-Builder for increased expenses; and

7.4.3 if the Design-Builder is placed in charge of managing the replacement of an insured or uninsured loss, the Design-Builder shall be paid an additional fee in the same proportion that the Design-Builder’s Fee bears to the estimated Cost of the Work for the replacement unless the loss was as a result of Design-Builder’s negligence.

ARTICLE 8

COST OF THE WORK

Subject to Guaranteed Maximum Price, the Owner agrees to pay the Design-Builder for the Cost of the Work as defined in this Article. This payment shall be in addition to the Design-Builder’s Fee stipulated in Paragraph 7.3.
8.1 COST ITEMS FOR DESIGN PHASE SERVICES 8.1.1 Compensation for Design Phase services as provided in Paragraph 7.1. 8.2 COST ITEMS FOR CONSTRUCTION PHASE SERVICES

8.2.1 Wages paid for labor in the direct employ of the Design-Builder in the performance of the Work including wages paid for labor involved in expediting material and equipment for the Worksite work from Design-Builder’s yard and maintenance facilities. Reference Exhibit 2 for the applicable labor rates for work only performed on a cost plus basis or under an allowance value for this project.

8.2.2 Salaries of the Design-Builder’s employees when stationed at the field office, in whatever capacity employed, employees engaged on the road or at the Design-Builder’s yard expediting the production or transportation of material and equipment, and employees from the principal or branch office performing the tasks generally associated with the daily management of a construction project.

8.2.3 Cost of all employee benefits and taxes including but not limited to Workers’ Compensation, unemployment compensation, Social Security, health, welfare, retirement and other fringe benefits as required by law, labor agreements, or paid under the Design-Builder’s standard personnel policy, insofar as such costs are paid to employees of the Design-Builder who are included in the Cost of the Work under Subparagraphs 8.2.1 and 8.2.2.

8.2.4 Reasonable transportation, travel, hotel and moving expenses of the Design-Builder’s personnel incurred in connection with the Work.

8.2.5 Cost of all materials, supplies and equipment incorporated in the Work, including costs of inspection and testing if not provided by the Owner, transportation, storage and handling.

8.2.6 Payments made by the Design-Builder to Subcontractors for work performed under this Agreement.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

8.2.7 Fees and expenses for design services procured or furnished by the Design-Builder except as provided by the Architect/Engineer and compensated in Paragraph 7.1.

8.2.8 Cost, including transportation and maintenance of all materials, supplies, equipment, temporary facilities and hand tools not owned by the workers that are used or consumed in the performance of the Work, less salvage value or residual value; and cost less salvage value on such items used, but not consumed that remain the property of the Design-Builder.

8.2.9 Rental charges of all necessary machinery and equipment, exclusive of hand tools owned by workers, used at the Worksite, whether rented from the Design-Builder or Others, including installation, repair and replacement, dismantling, removal, maintenance, transportation and delivery costs. Rental from unrelated third parties shall be reimbursed at actual cost. Rentals from the Design-Builder or its affiliates, subsidiaries or related parties shall be reimbursed at the prevailing rates in the locality of the Worksite up to eighty-five percent (85%) of the value of the piece of equipment. Reference Exhibit 3 for work only performed on a cost plus basis or under an allowance value for this project.

8.2.10 Cost of the premiums for all insurance and surety bonds which the Design-Builder is required to procure or deems necessary, and approved by the Owner, including any additional premium incurred as a result of any increase in the GMP.

8.2.11 Sales, use, gross receipts or other taxes, tariffs or duties related to the Work for which the Design-Builder is or may be liable.

8.2.12 Permits, fees, licenses, tests, royalties, damages for infringement of patents or copyrights, including costs of defending related suits for which the Design-Builder is not responsible as set forth in Paragraph 11.6, and deposits lost for causes other than the Design-Builder’s negligence.

8.2.13 Losses, expenses or damages to the extent not compensated by insurance or otherwise, and the cost of corrective work or redesign during the Construction Phase and following the Date of Substantial Completion, provided that such corrective work or redesign did not arise solely from the negligence of the Design-Builder.

8.2.14 All costs associated with establishing, equipping, operating, maintaining and demobilizing the field office.

8.2.15 Reproduction costs, photographs, facsimile transmissions, long-distance telephone calls, data processing services, postage, express delivery charges, data transmission, telephone service, and computer-related costs at the Worksite, to the extent such items are used and consumed in the performance of the Work or are not capable of use after completion of the Work.

8.2.16 All water, power and fuel costs necessary for the Work.

8.2.17 Cost of removal of all non-hazardous substances, debris and waste materials.

8.2.18 Costs incurred due to an emergency affecting the safety of persons or property.

8.2.19 Legal, mediation, arbitration and/or litigation fees and costs, other than those arising from disputes between the Owner and the Design-Builder, reasonably and properly resulting from the Design-Builder’s performance of the Work.

8.2.20 All costs directly incurred in the performance of the Work or in connection with the Project, and not included in the Design-Builder’s Fee as set forth in Article 7, which are reasonably inferable from the Contract Documents as necessary to produce the intended results.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

8.2.21 Employees having responsibility for safety precautions and programs in the performance of the Work, provided such employees are directly assisting Design-builder’s designated Worksite safety representative.

8.3 DISCOUNTS All discounts for prompt payment shall accrue to the Owner to the extent such payments are made directly by the Owner. To the extent payments are made with funds of the Design-Builder, all cash discounts shall accrue to the Design-Builder. All trade discounts, rebates and refunds, and all returns from sale of surplus materials and equipment, shall be credited to the Cost of the Work.

ARTICLE 9

CHANGES IN THE WORK

Changes in the Work which are within the general scope of this Agreement may be accomplished, without invalidating this Agreement, by Change Order, Interim Directed Change, or a minor change in the work, subject to the limitations stated in the Contract Documents.

9.1 CHANGE ORDER

9.1.1 The Design-Builder may request or the Owner, without invalidating this Agreement, may order changes in the Work within the general scope of the Contract Documents consisting of additions, deletions or other revisions to the GMP or the estimated cost of the work, compensation for Design Phase services, the Design-Builder’s Fee or the Date of Substantial Completion or the Date of Final Completion being adjusted accordingly. All such changes in the Work shall be authorized by applicable Change Order, and shall be performed under the applicable conditions of the Contract Documents.

9.1.2 Each adjustment in the GMP or estimated Cost of the Work resulting from a Change Order shall clearly separate the amount attributable to compensation for Design Phase services, other Cost of the Work and the Design-Builder’s Fee, as set forth in Article 9.5.

9.1.3 The Owner and the Design-Builder shall negotiate in good faith an appropriate adjustment to the GMP or the estimated Cost of the Work, compensation for Design Phase services, the Design-Builder’s Fee or the Date of Substantial Completion or the Date of Final Completion, and shall conclude these negotiations as expeditiously as possible. Acceptance of the Change Order and any adjustment in the GMP, the estimated Cost of the Work, compensation for Design Phase services, the Design-Builder’s Fee or the Date of Substantial Completion or the Date of Final Completion shall not be unreasonably withheld.

9.2 INTERIM DIRECTED CHANGE

9.2.1 The Owner may issue a written Interim Directed Change directing a change in the Work prior to reaching agreement with the Design-Builder on the adjustment, if any, in the GMP, estimated Cost of the Work, the Design-Builder’s Fee, the Date of Substantial Completion or the Date of Final Completion, and if appropriate, the compensation for Design Phase services.

9.2.2 The Owner and the Design-Builder shall negotiate expeditiously and in good faith for appropriate adjustments, as applicable, to the GMP, estimated Cost of the Work, the Design-Builder’s Fee, the Date of Substantial Completion or the Date of Final Completion, and if appropriate the compensation for Design Phase services, arising out of Interim Directed Change. As the changed work is completed, the Design-Builder shall submit its costs for such work with its

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

application for payment beginning with the next application for payment within thirty (30) Days of the issuance of the Interim Directed Change. Pending final determination of cost to the Owner, amounts not in dispute may be included in applications for payment and shall be paid by Owner.

9.2.3 When the Owner and the Design-Builder agree upon the adjustments in the GMP, estimated Cost of the Work, the Design-Builder’s Fee, the Date of Substantial Completion or the Date of Final Completion, and if appropriate the compensation for Design Phase services, for a change in the Work directed by an Interim Directed Change, such agreement shall be the subject of an appropriate Change Order. The Change Order shall include all outstanding Interim Directive Changes issued since the last Change Order.

9.3 MINOR CHANGES IN THE WORK

9.3.1 The Design-Builder may make minor changes in the design and construction of the Project consistent with the intent of the Contract Documents which do not involve an adjustment in the GMP, estimated Cost of the Work, the Design-Builder’s Fee, the Date of Substantial Completion or the Date of Final Completion, and do not materially and adversely affect the design of the Project, the quality of any of the materials or equipment specified in the Contract Documents, the performance of any materials, equipment or systems specified in the Contract Documents, or the quality of workmanship required by the Contract Documents.

9.3.2 The Design-Builder shall promptly inform the Owner in writing of any such changes and shall record such changes on the Design-Build Documents maintained by the Design-Builder.

9.4 UNKNOWN CONDITIONS If in the performance of the Work the Design-Builder finds latent, concealed or subsurface physical conditions which materially differ from the conditions the Design-Builder reasonably anticipated, or if physical conditions are materially different from those normally encountered and generally recognized as inherent in the kind of work provided for in this Agreement, then the GMP, estimated Cost of the Work, the Design-Builder’s Fee, the Date of Substantial Completion or the Date of Final Completion, and if appropriate the compensation for Design Phase services, shall be equitably adjusted by Change Order within a reasonable time after the conditions are first observed. The Design-Builder shall provide the Owner with written notice within the time period set forth in Paragraph 9.6.

9.5 DETERMINATION OF COST

9.5.1 An increase or decrease in the GMP or estimated Cost of the Work resulting from a change in the Work shall be determined by one or more of the following methods:

9.5.1.1 unit prices set forth in this Agreement or as subsequently agreed;

9.5.1.2 a mutually accepted, itemized lump sum;

9.5.1.3 costs determined as defined in Paragraph 7.2 and Article 8 and a mutually acceptable Design-Builder’s Fee as determined in Subparagraph 7.4.1; or

9.5.1.4 If there is a net increase in the GMP, the Design-Builder’s Fee shall be adjusted at a rate of 4% of the Cost of Change in the Work. In case of a net decrease in the GMP, the Design-Builder’s Fee shall not be adjusted unless ten percent (10%) or more of the Project is deleted. The Design-Builder shall maintain a documented, itemized accounting evidencing the expenses and savings.

9.5.2 If unit prices are indicated in the Contract Documents or are subsequently agreed to by the Parties, but the character or quantity of such unit items as originally contemplated is so different in a proposed Change Order that the original unit prices will cause substantial inequity to the Owner or the Design-Builder, such unit prices shall be equitably adjusted.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

9.5.3 If the Owner and the Design-Builder disagree as to whether work required by the Owner is within the scope of the Work, the Design-Builder shall furnish the Owner with an estimate of the costs to perform the disputed work in accordance with the Owner’s interpretations. If the Owner issues a written order for the Design-Builder to proceed, the Design-Builder shall perform the disputed work and the Owner shall pay the Design-Builder fifty percent (50%) of its actual, direct cost to perform the work. In such event, both Parties reserve their rights as to whether the work was within the scope of the Work. The Owner’s payment does not prejudice its right to be reimbursed should it be determined that the disputed work was within the scope of Work. The Design-Builder’s receipt of payment for the disputed work does not prejudice its right to receive full payment for the disputed work should it be determined that the disputed work is not within the scope of the Work.

9.6 CLAIMS FOR ADDITIONAL COST OR TIME For any claim for an increase in the GMP, estimated Cost of the Work, the Design-Builder’s Fee and the Date of Substantial Completion or the Date of Final Completion, and if appropriate the compensation for Design Phase services, the Design-Builder shall give the Owner written notice of the claim within twenty-one (21) Days after the occurrence giving rise to the claim or within twenty-one (21) Days after the Design-Builder first recognizes the condition giving rise to the claim, whichever is later. Except in an emergency, notice shall be given before proceeding with the Work. Claims for design and estimating costs incurred in connection with possible changes requested by the Owner, but which do not proceed, shall be made within twenty-one (21) Days after the decision is made not to proceed. Thereafter, the Design-Builder shall submit written documentation of its claim, including appropriate supporting documentation, within twenty-one (21) Days after giving notice, unless the Parties mutually agree upon a longer period of time. The Owner shall respond in writing denying or approving the Design-Builder’s claim no later than fourteen (14) Days after receipt of the Design-Builder’s documentation of claim. Owner’s failure to so respond shall be deemed a denial of the Contractor’s claim. Any change in the GMP, estimated Cost of the Work, the Design-Builder’s Fee, the Date of Substantial Completion or the Date of Final Completion, and if appropriate the compensation for Design Phase services, resulting from such claim shall be authorized by Change Order.

9.7 EMERGENCIES In any emergency affecting the safety of persons or property, the Design-Builder shall act, at its discretion, to prevent threatened damage, injury or loss. Any change in the GMP, estimated Cost of the Work, the Design-Builder’s Fee, the Date of Substantial Completion or the Date of Final Completion, and if appropriate the compensation for Design Phase services, on account of emergency work shall be determined as provided in this Article.

9.8 CHANGES IN LAW In the event any changes in laws or regulations affecting the performance of the Work are enacted after either the date of this Agreement or the date a GMP Proposal is accepted by the Owner and set forth in Amendment No. 1 to this Agreement, whichever occurs later, the GMP, estimated Cost of the Work, the Design-Builder’s Fee, the Date of Substantial Completion or the Date of Final Completion, and if appropriate the compensation for Design Phase services, shall be equitably adjusted by Change Order.

ARTICLE 10

PAYMENT FOR CONSTRUCTION PHASE SERVICES

10.1 PROGRESS PAYMENTS

10.1.1 On the tenth Day of each month after the Construction Phase has commenced, the Design-Builder shall submit to the Owner an application for payment consisting of the Cost of the Work performed up to the last Day of the prior month, along with a proportionate share of the

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

Design-Builder’s Fee. Prior to submission of the next application for payment, the Design-Builder shall furnish to the Owner a statement accounting for the disbursement of funds received under the previous application. The extent of such statement shall be as agreed upon between the Owner and the Design-Builder.

10.1.2 Within fifteen (15) Days after receipt of each monthly application for payment, the Owner shall give written notice to the Design-Builder of the Owner’s acceptance or rejection, in whole or in part, of such application for payment. Within fifteen (15) Days after accepting such application, the Owner shall pay directly to the Design-Builder the appropriate amount for which application for payment is made, less amounts previously paid by the Owner. If such application is rejected in whole or in part, the Owner shall indicate the reasons for its rejection. If the Owner and the Design-Builder cannot agree on a revised amount then, within fifteen (15) Days after its initial rejection in part of such application, the Owner shall pay directly to the Design-Builder the appropriate amount for those items not rejected by the Owner for which application for payment is made, less amounts previously paid by the Owner. Those items rejected by the Owner shall be due and payable when the reasons for the rejection have been removed.

10.1.3 If the Owner fails to pay the Design-Builder at the time payment of any amount becomes due, then the Design-Builder may, at any time thereafter, upon serving written notice that the Work will be stopped within seven (7) Days after receipt of the notice by the Owner, and after such seven Day period, stop the Work until payment of the amount owing has been received.

10.1.4 Payments due but unpaid pursuant to Subparagraph 10.1.2, less any amount retained pursuant to Paragraphs 10.2 and 10.3 may bear interest from the date payment is due at the prime rate prevailing at the place of the Project.

10.1.5 The Design-Builder warrants and guarantees that title to all Work, materials and equipment covered by an application for payment, whether incorporated in the Project or not, will pass to the Owner upon receipt of such payment by the Design-Builder, free and clear of all liens, claims, security interests or encumbrances, hereinafter referred to as liens. Design-Builder will submit partial lien waivers for itself and for all direct subcontractors, material, suppliers and other persons entitled to lien rights who have potential claims of more than $5,000. Except for its own waiver, these lien waivers may be submitted through the date of the last previous payment with Fianl Lien Waivers provided in exchange for final payment. Design-Builder will also comply with the reasonable requirements of any title company or other disbursing agent.

10.1.6 The Owner’s progress payment, occupancy or use of the Project, whether in whole or in part, shall not be deemed an acceptance of any Work not conforming to the requirements of the Contract Documents.

10.1.7 Upon Substantial Completion of the Work, the Owner shall pay the Design-Builder the unpaid balance of the Cost of the Work, compensation for Design Phase services and the Design-Builder’s Fee, less one-hundred-fifty percent (150%) of the cost of completing any unfinished items as agreed to between the Owner and the Design-Builder as to extent and time for completion. The Owner thereafter shall pay the Design-Builder monthly the amount retained for unfinished items as each item is completed.

10.1.8 STORED MATERIALS AND EQUIPMENT Unless otherwise provided in the Contract Documents, applications for payment may include materials and equipment not yet incorporated into the Work but delivered to and suitably stored onsite or offsite, including applicable insurance, storage and costs incurred transporting the materials to an offsite storage facility. Approval of payment applications for stored materials and equipment stored offsite shall be conditioned on

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

submission by the Design-Builder of bills of sale and proof of required insurance, or such other procedures satisfactory to the Owner to establish the proper valuation of the stored materials and equipment, the Owner’s title to such materials and equipment, and to otherwise protect the Owner’s interests therein, including transportation to the site.

10.2 RETAINAGE The Owner shall not hold retainage.

10.3 ADJUSTMENT OF DESIGN-BUILDER’S APPLICATION FOR PAYMENT The Owner may adjust or reject an application for payment or nullify a previously approved Design-Builder application for payment, in whole or in part, as may reasonably be necessary to protect the Owner from loss or damage based upon the following, to the extent that the Design-Builder is responsible under this Agreement:

10.3.1 the Design-Builder’s repeated failure to perform the Work as required by the Contract Documents;

10.3.2 loss or damage arising out of or relating to this Agreement and caused by the Design-Builder to the Owner or Others to whom the Owner may be liable;

10.3.3 the Design-Builder’s failure to properly pay the Architect/Engineer, Subcontractors or Material Suppliers for labor, materials, equipment or supplies furnished in connection with the Work, provided that the Owner is making payments to the Design-Builder in accordance with the terms of this Agreement;

10.3.4 Defective Work not corrected in a timely fashion;

10.3.5 reasonable evidence of delay in performance of the Work such that the Work will not be completed by the Date of Substantial Completion or the Date of Final Completion, and that the unpaid balance of the GMP is not sufficient to offset any direct damages that may be sustained by the Owner as a result of the anticipated delay caused by the Design-Builder; and

10.3.6 reasonable evidence demonstrating that the unpaid balance of the GMP is insufficient to fund the cost to complete the Work.

10.3.7 third-party claims involving the Design-Builder or reasonable evidence demonstrating that third-party claims are likely to be filed unless and until the Design-Builder furnishes the Owner with adequate security in the form of a surety bond, letter of credit or other collateral or commitment sufficient to discharge such claims if established.

10.3.8 No later than seven (7) Days after receipt of an application for payment, the Owner shall give written notice to the Design-Builder, at the time of disapproving or nullifying all or part of an application for payment, stating its specific reasons for such disapproval or nullification, and the remedial actions to be taken by the Design-Builder in order to receive payment. When the above reasons for disapproving or nullifying an application for payment are removed, payment will be promptly made for the amount previously withheld.

10.4 OWNER OCCUPANCY OR USE OF COMPLETED OR PARTIALLY COMPLETED WORK

10.4.1 Portions of the Work that are completed or partially completed may be used or occupied by the Owner when (a) the portion of the Work is designated in a Certificate of Substantial Completion, (b) appropriate insurer(s) or sureties consent to the occupancy or use, and (c) appropriate public authorities authorize the occupancy or use. Such partial occupancy or use shall constitute Substantial Completion of that portion of the Work. The Design-Builder shall not unreasonably withhold consent to partial occupancy or use. The Owner shall not unreasonably refuse to accept partial occupancy or use, provided such partial occupancy or use is of value to the Owner.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

10.5 FINAL PAYMENT

10.5.1 Final Payment, consisting of the unpaid balance of the Cost of the Work, compensation for Design Phase services and the Design-Builder’s Fee, shall be due and payable when the work is fully completed. Before issuance of final payment, the Owner may request satisfactory evidence that all payrolls, material bills and other indebtedness connected with the Work have been paid or otherwise satisfied.

10.5.2 In making final payment the Owner waives all claims except for:

10.5.2.1 outstanding liens;

10.5.2.2 improper workmanship or defective materials appearing within two years after the Date of Substantial Completion;

10.5.2.3 work not in conformance with the Contract Documents; and

10.5.2.4 terms of any special warranties required by the Contract Documents.

10.5.3 In accepting final payment, the Design-Builder waives all claims except those previously made in writing and which remain unsettled.

ARTICLE 11

INDEMNITY, INSURANCE, BONDS, AND WAIVER OF SUBROGATION

11.1 INDEMNITY

11.1.1 To the fullest extent permitted by law, the Design-Builder shall indemnify and hold harmless the Owner, Owner’s officers, directors, members, consultants, agents and employees (the Indemnitees) from all claims for bodily injury and property damage (other than to the Work itself and other property required to be insured under Paragraph 11.5), including reasonable attorneys’ fees, costs and expenses, that may arise from the performance of the Work, but only to the extent caused by the negligent acts or omissions of the Design-Builder, Subcontractors or anyone employed directly or indirectly by any of them or by anyone for whose acts any of them may be liable. The Design-Builder shall not be required to indemnify or hold harmless the Indemnitees for any negligent acts or omissions of the Indemnitees.

11.1.2 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Design-Builder, its officers, directors, members and employees (each a Design-Builder’s Indemnity) for bodily injury or property damage, other than property insured under Paragraph 11.5, including reasonable attorney’s fees, costs and expenses, that is not, in any way, caused by Design-Builder’s (or a Design-Builder’s Indemnity(s) negligent acts or omissions and that occurs (i) as result of the Work, (ii) on the Worksite and (iii) as a result of Owner’s negligence.

11.1.3 NO LIMITATION ON LIABILITY In any and all claims against the Indemnitees by any employee of the Design-Builder, anyone directly or indirectly employed by the Design-Builder or anyone for whose acts the Design-Builder may be liable, the indemnification obligation shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Design-Builder under Workers’ Compensation acts, disability benefit acts or other employee benefit acts.

11.2 DESIGN-BUILDER’S LIABILITY INSURANCE

11.2.1 Prior to the start of the Work, the Design-Builder shall procure and maintain in force

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

Workers’ Compensation Insurance, Employers’ Liability Insurance, Business Automobile Liability Insurance, and Commercial General Liability Insurance (CGL). The CGL policy shall include coverage for liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, contractual liability, and broad form property damage. The Design-Builder’s Employers’ Liability, Business Automobile Liability, and Commercial General Liability policies, as required in this Subparagraph 11.2.1, shall be written with at least the following limits of liability:

11.2.1.1 Employers’ Liability Insurance

a.	Bodily Injury by Accident $500,000 Each accident

b.	Bodily Injury by Disease Policy Limit $500,000

c.	Bodily Injury by Disease $500,000 Each employee

11.2.1.2 Business Automobile Liability Insurance

a.	Each accident $1,000,000

11.2.1.3 Commercial General Liability Insurance

a.	Each Occurrence $2,000,000

b.	General Aggregate $5,000,000

c.	Products/Completed Operations Aggregate $2,000,000

d.	Personal and Advertising Injury Limit $1,000,000

11.2.2 Employers’ Liability, Business Automobile Liability and Commercial General Liability coverage required under Subparagraph 11.2.1 may be arranged under a single policy for the full limits required or by a combination of underlying policies with the balance provided by Excess or Umbrella Liability policies.

11.2.3 The Design-Builder shall maintain in effect all insurance coverage required under Subparagraph 11.2.1 with insurance companies lawfully authorized to do business in the jurisdiction in which the Project is located. If the Design-Builder fails to obtain or maintain any insurance coverage required under this Agreement, the Owner may purchase such coverage and charge the expense to the Design-Builder, or terminate this Agreement.

11.2.4 The policies of insurance required under Subparagraph 11.2.1 shall contain a provision that the coverage afforded under the policies shall not be cancelled or allowed to expire until at least thirty (30) Days’ prior written notice has been given to the Owner. The Design-Builder shall maintain completed operations liability insurance for one year after acceptance of the Work, Substantial Completion of the Project, or to the time required by the Contract Documents, whichever is longer. Prior to commencement of the Work, the Design-Builder shall furnish the Owner with certificates evidencing the required coverage.

11.3 PROPERTY INSURANCE

11.3.1 Before the start of the Work, the Owner shall obtain and maintain a Builder’s Risk Policy upon the entire Project for the full cost of replacement at the time of loss. This insurance shall also name the Design-Builder, Subcontractors, Sub-subcontractors, Material Suppliers and Architect/Engineer as named insureds. This insurance shall be written as a Builder’s Risk Policy or equivalent form to cover all risks of physical loss except those specifically excluded by the policy,

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

and shall insure at least against the perils of fire, lightning, explosion, windstorm, hail, smoke, aircraft (except aircraft, including helicopter, operated by or on behalf of Design-Builder) and vehicles, riot and civil commotion, theft, vandalism, malicious mischief, debris removal, flood, earthquake, earth movement, water damage, wind damage, testing if applicable, collapse however caused, and damage resulting from defective design, workmanship or material, and material or equipment stored offsite, onsite or in transit. The Owner shall be solely responsible for any deductible amounts or coinsurance penalties. This policy shall provide for a waiver of subrogation in favor of the Design-Builder, Subcontractors, Sub-subcontractors, Material Suppliers and Architect/Engineer. This insurance shall remain in effect until final payment has been made or until no person or entity other than the Owner has an insurable interest in the property to be covered by this insurance, whichever is sooner. Partial occupancy or use of the Work shall not commence until the Owner has secured the consent of the insurance company or companies providing the coverage required in this Subparagraph 11.3.1. Prior to commencement of the Work, the Owner shall provide a copy of the property policy or policies obtained in compliance with this Subparagraph 11.3.1.

11.3.2 If the Owner does not intend to purchase the property insurance required by this Agreement, including all of the coverages and deductibles described herein, the Owner shall give written notice to the Design-Builder and the Architect/Engineer before the Work is commenced. The Design-Builder may then provide insurance to protect its interests and the interests of the Subcontractors and Sub-subcontractors, including the coverage of deductibles. The cost of this insurance shall be charged to the Owner in a Change Order. The Owner shall be responsible for all of Design-Builder’s costs reasonably attributed to the Owner’s failure or neglect in purchasing or maintaining the coverage described above.

11.3.2.1 If the Owner does not obtain insurance to cover the risk of physical loss resulting from Terrorism, the Owner shall give written notice to the Design-Builder before the Work commences. The Design-Builder may then provide insurance to protect its interests and the interests of the Subcontractors and Sub-subcontractors against such risk of loss, including the coverage of deductibles. The cost of this insurance shall be charged to the Owner in a Change Order.

11.3.3 Owner and Design-Builder waive all rights against each other and their respective employees, agents, contractors, subcontractors and sub-subcontractors, and the Architect/Engineer for damages caused by risks covered by the property insurance except such rights as they may have to the proceeds of the insurance and such rights as the Design-Builder may have for the failure of the Owner to obtain and maintain property insurance in compliance with Subparagraph 11.3.1.

11.3.4 To the extent of the limits of Design-Builder’s Commercial General Liability Insurance specified in Subparagraph 11.2.1, the Design-Builder shall indemnify and hold harmless the Owner against any and all liability, claims, demands, damages, losses and expenses, including attorneys’ fees, in connection with or arising out of any damage or alleged damage to any of Owner’s existing adjacent property that may arise from the performance of the Work, to the extent of the negligent acts or omissions of the Design-Builder, Subcontractor or anyone employed directly or indirectly by any of them or by anyone for whose acts any of them may be liable.

11.3.5 RISK OF LOSS Except to the extent a loss is covered by applicable insurance, risk of loss or damage to the Work shall be upon the Design-Builder until the Date of Substantial Completion, unless otherwise agreed to by the Parties.

11.4 OWNER’S INSURANCE

11.4.1 BUSINESS INCOME INSURANCE The Owner may procure and maintain insurance against loss of use of the Owner’s property caused by fire or other casualty loss.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

11.4.2 OWNER’S LIABILITY INSURANCE The Owner shall either self-insure or obtain and maintain its own liability insurance for protection against claims arising out of the performance of this Agreement, including without limitation, loss of use and claims, losses and expenses arising out of the Owner’s errors or omissions.

11.5 ADDITIONAL LIABILITY COVERAGE

11.5.1 The Owner              shall/X shall not (indicate one) require Design-Builder to purchase and maintain liability coverage, primary to Owner’s coverage under Subparagraph 11.4.2.

11.5.2 If required by Subparagraph 11.5.1, the additional liability coverage required of the Design-Builder shall be:

[Designate Required Coverage(s)]

X.1 Additional Insured. Owner shall be named as an additional insured on Design-Builder’s Commercial General Liability Insurance specified, for operations and completed operations, but only with respect to liability for bodily injury, property damage or personal and advertising injury to the extent caused by the negligent acts or omissions of Design-Builder, or those acting on Design-Builder’s behalf, in the performance of Design-Builder’s Work for Owner at the Worksite.

Any documented additional cost in the form of a surcharge associated with procuring the additional liability coverage in accordance with this Subparagraph shall be paid by the Owner directly or the costs may be reimbursed by Owner to Design-Builder by increasing the Contract Price to correspond to the actual cost required to purchase and maintain the additional liability coverage. Prior to commencement of the Work, Design-Builder shall obtain and furnish to the Owner a certificate evidencing that the additional liability coverages have been procured.

11.6 ROYALTIES, PATENTS AND COPYRIGHTS The Design-Builder shall pay all royalties and license fees which may be due on the inclusion of any patented or copyrighted materials, methods or systems selected by the Design-Builder and incorporated in the Work. The Design-Builder shall defend, indemnify and hold the Owner harmless from all suits or claims for infringement of any patent rights or copyrights arising out of such selection. The Owner agrees to defend, indemnify and hold the Design-Builder harmless from any suits or claims of infringement of any patent rights or copyrights arising out of any patented or copyrighted materials, methods or systems specified by the Owner.

11.7 PROFESSIONAL LIABILITY INSURANCE The Design-Builder shall obtain, either itself or through the Architect/Engineer, professional liability insurance for claims arising from the negligent performance of professional services under this Agreement, which shall be:

General Office Coverage

written for not less than $1,000,000 per claim and in the aggregate with a deductible not to exceed $50,000. The Professional Liability Insurance shall include prior acts coverage sufficient to cover all services rendered by the Architect/Engineer. This coverage shall be continued in effect for one year(s) after the Date of Substantial Completion.

11.8 BONDING

11.8.1 Performance and Payment Bonds
are not

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

required of the Design-Builder. Such bonds shall be issued by a surety admitted in the State in which the Project is located and must be acceptable to the Owner.

11.8.2 Such Performance Bond shall be issued in the penal sum equal to one-hundred percent (100%) of the

GMP (If there is no GMP, then the agreed estimated cost of the Project, including design and construction).

Such Performance Bond shall cover the cost to complete the Work, but shall not cover any damages of the type specified to be covered by the insurance pursuant to Paragraph 11.2 and Paragraph 11.3, whether or not such insurance is provided or is in an amount sufficient to cover such damages.

11.8.3 The penal sum of the Payment Bond shall equal the penal sum of the Performance Bond. The Design-Builder’s Payment Bond for the Project, if any, shall be made available by the Owner for review and copying by the Subcontractor.

11.8.4 Any increase in the GMP Price that exceeds 10% in the aggregate shall require a rider to the Bonds increasing penal sums accordingly. Up to such 10% amount, the penal sum of the bond shall remain equal to 100% of the GMP or as otherwise provided in Subparagraph 11.8.2. The Design-Builder shall endeavor to keep its surety advised of changes within the scope of the initial Agreement potentially impacting the GMP or the Dates of Substantial Completion or Final Completion, though the Design-Builder shall require that its surety waives any requirement to be notified of any alteration or extension of time.

ARTICLE 12

SUSPENSION AND TERMINATION OF THE AGREEMENT AND OWNER’S RIGHT

TO PERFORM DESIGN-BUILDER’S RESPONSIBILITIES

12.1 SUSPENSION BY THE OWNER FOR CONVENIENCE

12.1.1 The Owner may order the Design-Builder in writing to suspend, delay or interrupt all or any part of the Work without cause for such period of time as the Owner may determine to be appropriate for its convenience.

12.1.2 Adjustments caused by suspension, delay or interruption shall be made for increases in the GMP, compensation for Design Phase services, the Design-Builder’s Fee or the Date of Substantial Completion or the Date of Final Completion. No adjustment shall be made if the Design-Builder is or otherwise would have been responsible for the suspension, delay or interruption of the Work, or if another provision of this Agreement is applied to render an equitable adjustment.

12.2 OWNER’S RIGHT TO PERFORM DESIGN-BUILDER’S OBLIGATIONS AND TERMINATION BY THE OWNER FOR CAUSE

12.2.1 If the Design-Builder persistently fails to perform any of its obligations under this Agreement, the Owner may, after seven (7) Days’ written notice, during which period the Design-Builder fails to perform such obligation, undertake to perform such obligations. The GMP shall be reduced by the cost to the Owner of performing such obligations.

12.2.2 Upon an additional seven (7) Days’ written notice to the Design-Builder and the Design-Builder’s surety, if any, the Owner may terminate this Agreement for any of the following reasons:

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

12.2.2.1 if the Design-Builder persistently utilizes improper materials or inadequately qualified workers;

12.2.2.2 if the Design-Builder does not make proper payment to laborers, Material Suppliers or Subcontractors, provided that the Owner is making payments to the Design-Builder in accordance with the terms of this Agreement;

12.2.2.3 if the Design-Builder persistently fails to abide by the orders, regulations, rules, ordinances or laws of governmental authorities having jurisdiction; or

12.2.2.4 if the Design-Builder otherwise materially breaches this Agreement.

If the Design-Builder fails to cure or commence and continue to cure within the seven (7) Days, the Owner, without prejudice to any other right or remedy, may take possession of the Worksite and complete the Work utilizing any reasonable means. In this event, the Design-Builder shall not have a right to further payment until the Work is completed.

12.2.3 If the Design-Builder files a petition under the Bankruptcy Code, this Agreement shall terminate if the Design-Builder or the Design-Builder’s trustee rejects the Agreement or, if there has been a default, the Design-Builder is unable to give adequate assurance that the Design-Builder will perform as required by this Agreement or otherwise is unable to comply with the requirements for assuming this Agreement under the applicable provisions of the Bankruptcy Code.

12.2.4 In the event the Owner exercises its rights under Subparagraph 12.2.1 or 12.2.2, upon the request of the Design-Builder the Owner shall provide a detailed accounting of the cost incurred by the Owner.

12.3 TERMINATION BY OWNER WITHOUT CAUSE If the Owner terminates this Agreement other than as set forth in Paragraph 12.2, the Owner shall pay the Design-Builder for all Work executed and for all proven loss, cost or expense in connection with the Work, plus all demobilization costs. In addition, the Design-Builder shall be paid an amount calculated as set forth below:

12.3.1 If the Owner terminates this Agreement prior to commencement of the Construction Phase, the Design-Builder shall be paid for the Design-Builder’s Design Phase services provided to date as set forth in Subparagraph 7.1.2 and 7.1.3, and a premium as set forth below:

12.3.2 If the Owner terminates this Agreement after commencement of the Construction Phase, the Design-Builder shall be paid for the Construction Phase services provided to date pursuant to Subparagraph 7.2.1 and a premium as set forth below:

12.3.3 The Owner shall also pay to the Design-Builder fair compensation, either by purchase or rental at the election of the Owner, for all equipment retained. The Owner shall assume and become liable for obligations, commitments and unsettled claims that the Design-Builder has previously undertaken or incurred in good faith in connection with the Work or as a result of the termination of this Agreement. As a condition of receiving the payments provided under this Article 12, the Design-Builder shall cooperate with the Owner by taking all steps necessary to accomplish the legal assignment of the Design-Builder’s rights and benefits to the Owner, including the execution and delivery of required papers.

12.4 TERMINATION BY THE DESIGN-BUILDER

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

12.4.1 Upon seven (7) Days’ written notice to the Owner, the Design-Builder may terminate this Agreement for any of the following reasons:
12.4.1.1 if the Work has been stopped for a sixty (60) Day period

a. under court order or order of other governmental authorities having jurisdiction; or

b. as a result of the declaration of a national emergency or other governmental act during which, through no act or fault of the Design-Builder, materials are not available;

12.4.1.2 if the Work is suspended by the Owner for sixty (60) consecutive Days;

12.4.1.3 if the Owner fails to furnish reasonable evidence that sufficient funds are available and committed for the entire cost of the Project in accordance with Subparagraph 4.1.3 of this Agreement.

12.4.2 If the Owner has for thirty (30) Days failed to pay the Design-Builder pursuant to Subparagraph 10.1.2, the Design-Builder may give written notice of its intent to terminate this Agreement. If the Design-Builder does not receive payment within seven (7) Days of giving written notice to the Owner, then upon seven (7) Days’ additional written notice to the Owner, the Design-Builder may terminate this Agreement.

12.4.3 Upon termination by the Design-Builder in accordance with this Subparagraph, the Design-Builder shall be entitled to recover from the Owner payment for all Work executed and for all proven loss, cost or expense in connection with the Work, plus all demobilization costs and reasonable damages. In addition, the Design-Builder shall be paid an amount calculated as set forth either in Subparagraph 12.3.1 or 12.3.2, depending on when the termination occurs, and Subparagraph 12.3.3.

ARTICLE 13

DISPUTE MITIGATION AND RESOLUTION

13.1 WORK CONTINUANCE AND PAYMENT Unless otherwise agreed in writing, the Design-Builder shall continue the Work and maintain the approved schedules during any dispute mitigation or resolution proceedings. If the Design-Builder continues to perform, the Owner shall continue to make payments in accordance with the Agreement.

13.2 DIRECT DISCUSSIONS If the Parties cannot reach resolution on a matter relating to or arising out of the Agreement, the Parties shall endeavor to reach resolution through good faith direct discussions between the Parties’ representatives, who shall possess the necessary authority to resolve such matter and who will record the date of first discussions. If the Parties’ representatives are not able to resolve such matter within five (5) business Days of the date of first discussion, the Parties’ representatives shall immediately inform senior executives of the Parties in writing that resolution was not effected. Upon receipt of such notice, the senior executives of the Parties shall meet within five (5) business Days to endeavor to reach resolution. If the dispute remains unresolved after fifteen (15) Days from the date of first discussion, the Parties shall submit such matter to the dispute mitigation and dispute resolution procedures selected herein.

13.3 MITIGATION If the Parties select one of the dispute mitigation procedures provided in this Paragraph 13.3, disputes remaining unresolved after direct discussions shall be directed to the selected mitigation procedure. The dispute mitigation procedure shall result in a nonbinding finding on the matter, which may be introduced as evidence at a subsequent binding adjudication of the matter, as designated in Paragraph 13.5. The Parties agree that the dispute mitigation procedure shall be:

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

(Select only one)

             Project Neutral

             Dispute Review Board

13.3.1 MITIGATION PROCEDURES The Project Neutral/Dispute Review Board shall be mutually selected and appointed by the Parties and shall execute a retainer agreement with the Parties establishing the scope of the Project Neutral’s/Dispute Review Board’s responsibilities. The costs and expenses of the Project Neutral/Dispute Review Board shall be shared equally by the Parties. The Project Neutral/Dispute Review Board shall be available to either Party, upon request, throughout the course of the Project, and shall make regular visits to the Project so as to maintain an up-to-date understanding of the Project progress and issues and to enable the Project Neutral/Dispute Review Board to address matters in dispute between the Parties promptly and knowledgeably. The Project Neutral/Dispute Review Board is to issue nonbinding finding(s) within five (5) business Days of referral of the matter to the Project Neutral, unless good cause is shown.

13.3.2 If the matter remains unresolved following the issuance of the nonbinding finding by the mitigation procedure or if the Project Neutral/Dispute Review Board fails to issue nonbinding findings within five (5) business Days of the referral, the Parties shall submit the matter to the binding dispute resolution procedure designated in Paragraph 13.5.

13.4 MEDIATION If direct discussions pursuant to Paragraph 13.2 do not result in resolution of the matter and no dispute mitigation procedure is selected under Paragraph 13.3, the Parties shall endeavor to resolve the matter by mediation through the current Construction Industry Mediation Rules of the American Arbitration Association, or the Parties may mutually agree to select another set of mediation rules. The administration of the mediation shall be as mutually agreed by the Parties. The mediation shall be convened within thirty (30) business Days of the matter first being discussed and shall conclude within forty-five (45) business Days of the matter first being discussed. Either Party may terminate the mediation at any time after the first session, but the decision to terminate shall be delivered in person by the terminating Party to the non-terminating Party and to the mediator. The costs of the mediation shall be shared equally by the Parties.

13.5 BINDING DISPUTE RESOLUTION If the matter remains unresolved after submission of the matter to a mitigation procedure or to mediation, the Parties shall submit the matter to the binding dispute resolution procedure selected herein (Designate only one):

X Arbitration using the current Construction Industry Arbitration Rules of the American Arbitration Association or the Parties may mutually agree to select another set of arbitration rules. The administration of the arbitration shall be as mutually agreed by the Parties.

             Litigation in either the state or federal court having jurisdiction of the matter in the location of the Project.

13.5.1 COSTS The costs of any binding dispute resolution processes shall be borne by the non-prevailing Party, as determined by the adjudicator of the dispute.

13.5.2 VENUE The venue of any binding dispute resolution procedure shall be the location of the Project unless the Parties agree on a mutually convenient location.

13.6 MULTIPARTY PROCEEDING The Parties agree that all Parties necessary to resolve a matter shall be parties to the same dispute resolution procedure. Appropriate provisions shall be included in all other contracts relating to the Work to provide for the joinder or consolidation of such dispute resolution proceedings.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

13.7 LIEN RIGHTS. Nothing in this Article shall limit any rights or remedies not expressly waived by the Design-Builder which the Design-Builder may have under lien laws.

ARTICLE 14

MISCELLANEOUS PROVISIONS

14.1 ASSIGNMENT Neither the Owner nor the Design-Builder shall assign its interest in this Agreement without the written consent of the other except as to the assignment of proceeds. The terms and conditions of this Agreement shall be binding upon both Parties, their partners, successors, assigns and legal representatives. Neither Party to this Agreement shall assign the Agreement as a whole without written consent of the other except that the Owner may assign the Agreement to a wholly-owned subsidiary of the Owner when the Owner has fully indemnified the Design-Builder or to an institutional lender providing construction financing for the Project as long as the assignment is no less favorable to the Design-Builder than this Agreement. In the event of such assignment, the Design-Builder shall execute all consents reasonably required. In such event, the wholly-owned subsidiary or lender shall assume the Owner’s rights and obligations under the Contract Documents. If either Party attempts to make such an assignment, that Party shall nevertheless remain legally responsible for all obligations under the Agreement, unless otherwise agreed by the other Party.

14.2 GOVERNING LAW This Agreement shall be governed by the law in effect at the location of the Project.

14.3 SEVERABILITY The partial or complete invalidity of any one or more provisions of this Agreement shall not affect the validity or continuing force and effect of any other provision.

14.4 NO WAIVER OF PERFORMANCE The failure of either Party to insist, in any one or more instances, on the performance of any of the terms, covenants, or conditions of this Agreement, or to exercise any of its rights, shall not be construed as a waiver or relinquishment of such term, covenant, condition or right with respect to further performance.

14.5 TITLES AND GROUPINGS The titles given to the articles of this Agreement are for ease of reference only and shall not be relied upon or cited for any other purpose. The grouping of the articles in this Agreement and of the Owner’s specifications under the various headings is solely for the purpose of convenient organization and in no event shall the grouping of provisions, the use of paragraphs or the use of headings be construed to limit or alter the meaning of any provisions.

14.6 JOINT DRAFTING The Parties to this Agreement expressly agree that this Agreement was jointly drafted, and that both had opportunity to negotiate its terms and to obtain the assistance of counsel in reviewing its terms prior to execution. Therefore, this Agreement shall be construed neither against nor in favor of either Party, but shall be construed in a neutral manner.

14.7 RIGHTS AND REMEDIES The Parties’ rights, liabilities, responsibilities and remedies with respect to this Agreement, whether in contract, tort, negligence or otherwise, shall be exclusively those expressly set forth in this Agreement.

14.8 OTHER PROVISIONS

ARTICLE 15

EXISTING CONTRACT DOCUMENTS

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.

The Contract Documents in existence at the time of execution of this Agreement are as follows:

As defined in Subparagraph 2.4.1, the following Exhibits are a part of this Agreement:

EXHIBIT NO. 1 Labor Rates EXHIBIT NO. 2 Equipment Rates

This Agreement is entered into as of the date entered in Article 1.

ATTEST:	.s/Angelo Ninivaggi

OWNER: Plexus Corp.

BY:	.s/Michael Buseman

PRINT NAME: Michael Buseman

PRINT TITLE: Exec VP Global Operations

ATTEST:	.s/Deb Paschen

DESIGN-BUILDER: Miron Construction Co., Inc.

BY:	.s/Tim Kippenhan

PRINT NAME: Tim Kippenhan

PRINT TITLE: Vice President

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

ConsensusDOCS 410 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Cost Plus Fee with GMP). Copyright © 2007, ConsensusDOCS LLC; Revised November 2009. YOU ARE ALLOWED TO USE THIS DOCUMENT FOR ONE CONTRACT ONLY. YOU MAY MAKE 9 COPIES OF THE COMPLETED DOCUMENT FOR DISTRIBUTION TO THE CONTRACT’S PARTIES. ANY OTHER USES, INCLUDING COPYING THE FORM DOCUMENT, ARE STRICTLY PROHIBITED.